Exhibit 4.2 THE PNC FINANCIAL SERVICES GROUP, INC. FIRST SUPPLEMENTAL INDENTURE Dated as of April 23, 2021 to INDENTURE Dated as of September 6, 2012 THE BANK OF NEW YORK MELLON, as Trustee

[[5614935v.9]] This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 23, 2021, is by and between THE PNC FINANCIAL SERVICES GROUP, INC., a Pennsylvania corporation (the “Company”), and THE BANK OF NEW YORK MELLON (the “Trustee”). RECITALS WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 6, 2012 (the “Existing Indenture” and, together with this First Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its senior debt securities in one or more series (the “Securities”); WHEREAS, Section 9.01(i) of the Existing Indenture provides that the Company and the Trustee may, without the consent of any Holders, enter into indentures supplemental to the Existing Indenture to change or eliminate any of the provisions of the Existing Indenture when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; WHEREAS, any change to or elimination of any provision of the Existing Indenture pursuant to this First Supplemental Indenture shall not apply to any Security Outstanding prior to the execution of this First Supplemental Indenture, and each Security Outstanding prior to the execution of this First Supplemental Indenture shall continue to be entitled to the benefit of the provisions under the Existing Indenture; WHEREAS, in accordance with Section 9.01(i) of the Existing Indenture, the Company and the Trustee wish to amend the Existing Indenture to change or eliminate certain provisions of the Existing Indenture with respect to each series of Securities issued following the execution of this First Supplemental Indenture, as set forth below; and WHEREAS, the Company is delivering contemporaneously herewith to the Trustee, pursuant to the Existing Indenture, an officers’ certificate and an opinion of counsel in connection with the execution and delivery of this First Supplemental Indenture. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: ARTICLE I AMENDMENTS TO THE INDENTURE Section 1.1 Section 1.01 of the Existing Indenture is hereby amended by inserting the following new defined term immediately following the definition of “Corporation”: “Covenant Breach” means, with respect to the Securities of any series, (1) default in the deposit of any sinking fund payment, when and as due under the terms of a Security of that series and (2) a failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company contained in the Securities of that series or in this Indenture (other than a covenant or agreement a default in the performance of which or breach of which constitutes an Event of Default pursuant to Section 5.01 of this Indenture), which failure continues for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same,

2 shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25 percent in aggregate principal amount of the Outstanding Securities of that series. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 3.01 with respect to such Security.” Section 1.2 Section 3.01(p) of the Existing Indenture of the Indenture is hereby amended by deleting such Section 3.01(p) in its entirety and replacing it with the following: “(p) any addition to, elimination of or other change in the Events of Default or covenants, or to the definition of “Covenant Breach” set forth in Section 1.01, in each case with respect to the Securities of such series, including making Events of Default, Covenant Breaches or covenants inapplicable or changing the remedies available to holders of the Securities of such series upon an Event of Default or a Covenant Breach;” Section 1.3 Section 5.01 of the Existing Indenture is hereby amended by deleting such Section 5.01 in its entirety and replacing it with the following: ““Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events unless such event is either inapplicable to a particular series or is specifically deleted or modified as contemplated by Section 3.01: (a) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or (b) default in the payment of the principal or any premium on any Security of that series as and when the same shall become due and payable either at its Maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of 30 days; or (c) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under Title 11 of the United States Code, as now constituted or as hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, trustee or other similar official of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (d) the filing by the Company of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or as hereinafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, trustee, custodian or other similar official of the Company or of any substantial part of its property, or the Company shall fail generally to pay its debts as such debts become due or shall take any corporate action in furtherance of any such action; or (e) any other Event of Default provided with respect to Securities of a series.” Section 1.4 Section 5.02 of the Existing Indenture is hereby amended as follows: (a) The following is inserted after the first sentence of the first paragraph of Section 5.02:

3 “Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding sentence. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of a series, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 5.01(e) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 3.01.” (b) The phrase “and Covenant Breaches” is inserted following “all Events of Default” in part (b) of the second paragraph of Section 5.02, (c) The third paragraph of Section 5.02 is hereby amended by deleting such paragraph in its entirety and replacing it with the following: “No such rescission shall affect any subsequent Event of Default or Covenant Breach or impair any right consequent thereon.” Section 1.5 Clause (b) of the first sentence of Section 5.03 of the Existing Indenture is hereby amended by inserting “and such default continues for a period of 30 days” after the word “otherwise” at the end of such clause. Section 1.6 The last paragraph of Section 5.03 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default.” Section 1.7 Section 5.07 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.” Section 1.8 Section 5.11 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.” Section 1.9 Section 5.13 of the Existing Indenture is hereby amended by inserting the phrase “or Covenant Breach” after the phrase “Event of Default.” Section 1.10 Section 6.01 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.” Section 1.11 Section 6.02 of the Existing Indenture is hereby amended by deleting such Section 6.02 in its entirety and replacing it with the following: “If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of such series notice of such default as and to the extent provided in the Trust Indenture Act of 1939; provided, however, that in the case of any default of the character specified in Clause (2) under the definition of “Covenant Breach” in Section 1.01 with respect to the Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.” Section 1.12 Section 6.03(j) of the Existing Indenture is hereby amended by deleting “default or” and inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.”

4 Section 1.13 Section 6.07 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” in the penultimate paragraph of such section. Section 1.14 Section 6.08 of the Existing Indenture is hereby amended by adding the following sentence at the end thereof: “For the purpose of determining whether a conflict of interest exists within the meaning of the Trust Indenture Act of 1939, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or a Covenant Breach.” Section 1.15 The first paragraph of Section 8.01 of the Existing Indenture is hereby amended by deleting the words up to and including the colon in their entirety and replacing them with the following: “The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, other than a sale or conveyance of all or substantially all of its assets to one or more Subsidiaries, unless:” Section 1.16 Section 8.01(b) of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default.” Section 1.17 Section 9.01(j) of the Existing Indenture is hereby amended by inserting “or Covenant Breaches” after each occurrence of the phrase “Events of Default.” Section 1.18 Section 9.01(k) of the Existing Indenture is hereby amended by inserting “or Covenant Breaches” after the phrase “Events of Default.” Section 1.19 Section 10.04 of the Existing Indenture is hereby amended by inserting the following at the end thereof: “ For the purpose of this Section, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach.” Section 1.20 Section 13.03 of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default.” Section 1.21 Section 13.04(e) of the Existing Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default.” ARTICLE II MISCELLANEOUS Section 2.1 Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture. Section 2.2 Effect of this First Supplemental Indenture. The Existing Indenture shall be modified in accordance with this First Supplemental Indenture, and this First Supplemental Indenture shall form part of the Existing Indenture for all purposes; and every Holder of Securities thereafter authenticated or delivered thereunder shall be bound hereby. The Existing Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Any cross-references to the provisions of the Existing Indenture that are deleted or modified as a result of this First Supplemental Indenture are hereby accordingly deleted or modified, as applicable. Notwithstanding anything to the contrary contained herein, the modifications to the Existing Indenture pursuant to this First Supplemental Indenture shall not apply to any Security Outstanding as of the date hereof.

5 Section 2.3 Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control. Section 2.4 Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Section 2.5 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not. Section 2.6 Separability Clause. If any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 2.7 Governing Law. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles thereof, except that the rights, immunities, duties and liabilities of the Trustee as a trustee and any rights and immunities limiting such liability shall be governed by the laws of the State of New York. Section 2.8 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Section 2.9 Electronic Signatures. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this First Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this First Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Section 2.10 No Representation by Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written. THE PNC FINANCIAL SERVICES GROUP, INC. By: /s/ Lisa M. Kovac Name: Lisa M. Kovac Title: Vice President Attest: /s/ Alicia G. Powell Name: Alicia G. Powell Title: Deputy General Counsel & Corporate Secretary THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Francine Kincaid Name: Francine Kincaid Title: Vice President